EXHIBIT 21


                                              SUBSIDIARIES OF THE REGISTRANT



                                                                                                    State of
                                                                    Percentage of                 Incorporation
           Parent                      Subsidiary                    Ownership                   or Organization
           ------                      ----------                    ---------                   ---------------
Catskill Financial            Catskill Savings Bank                     100%                        New York
Corporation